POWER OF ATTORNEY

All Trusts: The person whose signature appears below hereby appoints Mehdi Mahmud, Sheelyn Michael and David O'Connor and each of them, each of whom may act without the joinder of others, as such person's attorney-in-fact to sign and file on such person's behalf individually and in the capacity stated below such registration statements, amendments, post- effective amendments, exhibits, applications and other documents with the Securities and Exchange Commission or any other regulatory authority as may be desirable or necessary in connection with the public offering of shares of each of the First Eagle Funds, First Eagle Variable Funds, First Eagle Credit Opportunities Fund, First Eagle Real Estate Debt Fund, First Eagle Tactical Municipal Opportunities Fund and First Eagle Completion Fund Trust.

Further appointment and authority as to First Eagle Credit Opportunities Fund, First Eagle Real Estate Debt Fund and First Eagle Tactical Municipal Opportunities Fund: The above appointment and signature and filing authority, for each of the foregoing individuals and for this purpose only also to Seth Gelman, who may act without the joinder of others, specifically shall extend to filings as may be required to be made by or for the person as a "Section 16 reporting person" and in particular on SEC Form 3, Form 4 and/or Form 5 required under said Section 16. In this regard, however, it is understood that it is solely the obligation of the reporting person to timely advise the Fund of any transactions in shares or other securities of the Fund as may be relevant to these reporting obligations.

/s/	Mandakini Puri
Name:	Mandakini Puri
Title:	Trustee
Date:	June 5, 2025

POWER OF ATTORNEY

Know all by these present, that the undersigned, as a Section 16 reporting person of First Eagle Tactical Municipal Opportunities Fund (the "Company"), hereby constitutes and appoints each of Sheelyn Michael and Casey Walker, or either of them acting individually, and with full power of substitution, the undersigned's true and lawful attorneys-in-fact to:

1.
Prepare, execute and submit to the Securities and Exchange Commission's (the "SEC") a Form ID, amendments thereto, and such other documents and information as may be necessary or appropriate to obtain codes and passwords enabling the undersigned to make filings and submissions utilizing the EDGAR system, including enrolling the undersigned in the SEC's enhanced Electronic Data Gathering, Analysis, and Retrieval system ("EDGAR Next"), and serve as an Account Administrator for the undersigned's account in EDGAR Next;

2.
Complete and execute Forms 3, 4 and 5, and other forms and all amendments thereto, as such attorneys-in-fact shall in their discretion determine to be required or advisable pursuant to Section 16 of the Securities Exchange Act of 1934 (as amended) and Section 30(h) of the Investment Company Act of 1940 (as amended), and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Company;

3.
Do and perform any and all acts on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID, or Form 3, 4, or 5, with the SEC, any securities exchange or national association, the Company and such other person or agency as the attorneys-in-fact shall deem appropriate.

The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 (as amended) and Section 30(h) of the Investment Company Act of 1940 (as amended).

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with the SEC with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of June 4th, 2025.

Signed:	/s/ Mandakini Puri

Name:	Mandakini Puri